Exhibit 99.1
Joint Filing Agreement Pursuant to Rule 13d-1
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Dated: February 2, 2026
TYLER MORSE
/s/ Richard Tyler Morse
Name: Richard Tyler Morse
Title: Director

M4 SOHO HOUSE HOLDINGS LP
/s/ Richard Tyler Morse
Name: Richard Tyler Morse
Title: Authorized Signatory

MCR SOHO HOUSE HOLDINGS LLC
/s/ Richard Tyler Morse
Name: Richard Tyler Morse
Title: Authorized Signatory

DR SOHO HOUSE HOLDINGS LLC
/s/ Richard Tyler Morse
Name: Richard Tyler Morse
Title: Authorized Signatory